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32010                          BOOK 0607 PAGE 473

                               STATE OF DELAWARE

                                [STATE INSIGNIA]

                          Office of Secretary of State

                      ------------------------------------

      I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF HKID 29 INC. FILED IN THIS OFFICE ON THE THIRTIETH DAY OF SEPTEMBER, A.D. 1987, AT 10 O'CLOCK A.M.

                              | | | | | | | | | |

[SEAL OF THE DEPARTMENT OF STATE OF DELAWARE
OFFICE OF THE SECRETARY OF STATE]

727273029


                                           /s/ Michael Harkins
                                           ------------------------------------
                                           Michael Harkins, Secretary of State

                                           AUTHENTICATION:  |1417860
                                                     DATE:  09/30/1987

                                                                   FILED

                                                                SEP 30 1987
                          CERTIFICATE OF INCORPORATION
                                       OF                   /s/ Michael Harkins
                                  HKID 29 Inc.              -------------------
                                                            SECRETARY OF STATE
            1. The name of the corporation is HKID 29 Inc.

            2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000), all of which shares shall be without par value.

            5.   The board of directors is authorized to make, alter or
repeal the by-laws of the corporation.   Election of directors need not be by
written ballot.

            6.   The name and mailing address of the incorpotator is:

                           Yoshihisa Kainuma
                           c/o Weil, Gotshal & Manges
                           767 Fifth Avenue
                           New York, New York 10153

            I, THE UNDERSIGNED, being the incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 28th day of September, 1987.


                                    /s/ Yoshihisa Kainuma
                                    ---------------------------------
                                    Yoshihisa Kainuma

I51513.33/2-2

                                                          RECEIVED FOR RECORD

                                                              OCT 02 1987

                                                      William M. Honey, Recorder